CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust II of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended May 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 26, 2018

Appendix A

Fund Name	Date of Most Recent Audit Report
Columbia Dividend Opportunity Fund	7/23/2018
Columbia High Yield Bond Fund	7/23/2018
Columbia Large Cap Value Fund	7/23/2018
Columbia Small/Mid Cap Value Fund	7/23/2018
Columbia Quality Income Fund	7/23/2018
Columbia Seligman Communications and Information Fund	7/23/2018
Columbia Select Large-Cap Value Fund	7/23/2018
Columbia Select Smaller-Cap Value Fund	7/23/2018
Columbia Commodity Strategy Fund	7/23/2018
Columbia Flexible Capital Income Fund	7/23/2018
Multi-Manager Value Strategies Fund	7/23/2018
Columbia Mortgage Opportunities Fund	7/23/2018

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